Exhibit 20.10

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		4/15/2008

Gross Monthly Payment Rate		17.95%
Delinquency Rate:	30 to 59 days	1.13%
	60 to 89 days	0.74%
	90 + days	1.59%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	18.65%
	Weighted Average Coupon	6.33%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.42%

Excess Spread Percentage:	Aug-06	8.40%
	Jul-06	8.55%
	Jun-06	7.91%
	3-Month Average Excess Spread	8.29%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2006

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		17.95%
Delinquency Rate:	30 to 59 days	1.13%
	60 to 89 days	0.74%
	90 + days	1.59%

Excess Spread Analysis

	Series	COMT 2000-3
	Portfolio Yield	18.65%
	Weighted Average Coupon	5.70%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.42%

Excess Spread Percentage:	Aug-06	8.53%
	Jul-06	8.43%
	Jun-06	8.24%
	3-Month Average Excess Spread	8.40%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2006

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6
Size		$1200 MM	$1300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		17.95%	17.95%
Delinquency Rate:	30 to 59 days	1.13%	1.13%
	60 to 89 days	0.74%	0.74%
	90 + days	1.59%	1.59%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-6
	Portfolio Yield	18.65%	18.65%
	Weighted Average Coupon	5.58%	5.57%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	2.42%	2.42%

Excess Spread Percentage:	Aug-06	8.65%	8.66%
	Jul-06	8.60%	8.57%
	Jun-06	8.35%	8.37%
	3-Month Average Excess Spread	8.53%	8.53%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2006

Capital One Master Trust (COMT)

Series		COMT 2001-8
Size		$1000 MM
Expected Maturity (Class A)		10/16/2006

Gross Monthly Payment Rate		17.95%
Delinquency Rate:	30 to 59 days	1.13%
	60 to 89 days	0.74%
	90 + days	1.59%

Excess Spread Analysis

	Series	COMT 2001-8
	Portfolio Yield	18.68%
	Weighted Average Coupon	4.88%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.42%

Excess Spread Percentage:	Aug-06	9.37%
	Jul-06	9.54%
	Jun-06	8.84%
	3-Month Average Excess Spread	9.25%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2006

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	3/15/2007	5/15/2007
Gross Monthly Payment Rate		17.95%	17.95%	17.95%
Delinquency Rate:	30 to 59 days	1.13%	1.13%	1.13%
	60 to 89 days	0.74%	0.74%	0.74%
	90 + days	1.59%	1.59%	1.59%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	18.65%	18.65%	18.65%
	Weighted Average Coupon	5.61%	5.54%	5.16%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	2.42%	2.42%	2.42%

Excess Spread Percentage:	Aug-06	8.62%	8.68%	9.07%
	Jul-06	8.57%	8.63%	9.25%
	Jun-06	8.32%	8.39%	8.57%
	3-Month Average Excess Spread	8.50%	8.57%	8.96%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.